UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2016

ARC Group Worldwide, Inc.

(Exact Name of Registrant as Specified in its Charter)

Utah

(State or other jurisdiction of incorporation)

001-33400 (Commission File Number)	87-0454148 (IRS Employer Identification No.)

810 Flightline Blvd. Deland, FL	32724
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   303-467-5236

Former Name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 0240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 23, 2016, AFT-Hungary Kft. (“AFT Hungary”), a wholly owned subsidiary of ARC Group Worldwide, Inc. (the “Company”), entered into a Loan Contract with Erste Bank Hungary Zrt. in an amount equal to €4.0 million (the “Loan Contract”), pursuant to the terms described in Item 2.03 below, incorporated herein by reference thereto.

Item 2.03. Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registrant.

The initial funding of €4.0 million drawn on the Loan Contract occurred on March 31, 2016.  Approximately $3.0 million of the net proceeds from the Loan Contract will be used to partially repay obligations outstanding under the Company’s Amended & Restated Credit Agreement, with the remaining net proceeds used for capital expenditures and other investments to facilitate the export of goods and services provided by AFT Hungary.  The loan matures on March 7, 2021, and bears interest at a fixed rate of 0.98% per annum.  The Loan Contract is secured by certain of AFT Hungary’s assets, including the real estate and selected machinery and equipment located in Retsag, Hungary.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARC Group Worldwide, Inc.
(Registrant)

Date: March 31, 2016	By:	/s/ Drew M. Kelley
		Name:	Drew M. Kelley
		Title:	Chief Financial Officer and Principal Accounting Officer

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